Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Elys Game Technology, Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Units consisting of: (3)	Rule 457(o)	—	—	$5,000,000	$0.00011020	$551
Fees Previously Paid	Equity	(i) Common Stock, $0.0001 par value per share (4)	—	—	—	—	—	—
Fees Previously Paid	Equity	(ii) Series A Common Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees Previously Paid	Equity	(ii) Series B Common Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees Previously Paid	Equity	Pre-Funded Units consisting of: (3)	Rule 457(o)	—	—	—	—	—
Fees Previously Paid	Equity	(i) Pre-Funded Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees Previously Paid	Equity	(ii) Series A Common Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees Previously Paid	Equity	(ii) Series B Common Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Series A Common Warrants	457(o)	—	—	$5,000,000	$0.00011020	$551
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Series B Common Warrants	457(o)	—	—	$5,000,000	$0.00011020	$551
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Pre-Funded Warrants included in the Pre-Funded Units	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities	—	—	—	—	—	—	—	—
Total Offering Amounts					$ 15,000,000		$1,653
Total Fees Previously Paid							$3,306
Total Fee Offset							—
Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $5,000,000.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.